October 8, 2009

Ruby Tuesday, Inc.
150 West Church Avenue
Maryville, Tennessee 37801

Re:           Registration Statement on Form S-8 relating to the Company’s 2003 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to Ruby Tuesday, Inc., a Georgia corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,800,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which may be issued pursuant to the Ruby Tuesday, Inc. 2003 Stock Incentive Plan, as amended (the “Plan”).

In connection herewith, we have examined:

(1)	the Plan; and

(2)	the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation and the Company’s Bylaws, each as currently in effect, and such other corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company and its subsidiaries.

Based upon the foregoing and in reliance thereon and upon our review of applicable statutes and case law, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, it is our opinion that the Shares have been duly authorized and, after the Shares are issued and sold in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

6023363

Ruby Tuesday, Inc.
October 8, 2009

Our opinion herein reflects only the application of the federal laws of the United States and, to the extent required by the foregoing opinion, the laws of the State of Georgia.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the inclusion of our opinion as Exhibit 5 to the Registration Statement and further consent to the reference to this firm in the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

We do not render any opinion except as set forth above.  By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.

Very truly yours,

/s/ Bryan Cave LLP
Bryan Cave LLP

6023363